Exhibit 10.36

Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted. The omitted information is (i) not material and (ii) the type that the Registrant customarily and actually treats as private or confidential. Information that has been omitted has been noted in this document with a placeholder identified by the mark "[***]".

December 3, 2020

Michael Ziebell

The trū® Shrimp Company

330 3rd Street

Balaton, MN 56115

Jagtar Nijjar

Director of Imports and Commodities

Limson Trading, Inc.

1300 Gezon Parkway SW

Wyoming, Michigan 49509-9300

Re: Letter of Intent for a Definitive Supply Agreement for Purchase of Shrimp from The trū® Shrimp Company

Dear Jag,

This letter of intent ("LOI") sets out the principal terms for a potential Definitive Supply Agreement by Limson Trading, Inc., 1300 Gezon Parkway SW, Wyoming, Michigan 49509-9300 ("Buyer") to purchase the Goods (as defined below) from The trū Shrimp Company, a Delaware corporation, on behalf of itself and its affiliates, with its principal business address at 330 3rd Street, Balaton, Minnesota, 56115 U.S.A. (collectively, "Seller"). The possible arrangement between Buyer and Seller is referred to as the "Transaction" and Buyer and Seller are referred to collectively as the "Parties" and each, individually, as a "Party".

1.    Non-Binding. Except for the provisions of Section 6, Section 7, Section 8, Section 9, Section 10, and Section 11, and the requirement of this paragraph regarding entry into negotiations, this LOI is not binding on the Parties; it is only an expression of certain basic terms and conditions that the Parties presently intend to incorporate in a formal written agreement that will govern the Transaction ("Definitive Supply Agreement"). No binding agreement or other obligation shall exist with respect to the Transaction unless and until the Definitive Supply Agreement has been duly executed and delivered by both Parties.

2.    Proposed Definitive Supply Agreement. As soon as reasonably practicable following the execution of this LOI by both Parties, the Parties shall enter into negotiations relating to a Definitive Supply Agreement. Buyer's counsel shall prepare the initial draft of the Definitive Supply Agreement. The Definite Supply Agreement will (a) include the appointment of Buyer as the exclusive marketer and distributor of Goods within the United States and Canada for a period of 10 years; provided, however, that the foregoing will not apply to direct-to-consumer e‑commerce transactions, (b) require that the prices to be paid by Buyer will be no less favorable to Buyer than the prices paid by any other customer, and (c) include the terms summarized in this LOI and such other covenants, conditions, indemnities, representations, and warranties as the Parties shall mutually agree.

3.    Purchase and Sale. It is the present intention of the Parties that, upon execution of the Definitive Supply Agreement, Buyer would purchase and Seller would sell the goods set out in the attached Exhibit A (together with any successor, replacement, or similar goods, collectively, the "Goods").

4.    Pricing. Attached Exhibit B provides the matrix structure of size ranges, product preparation, and market demonstrated premium pricing, which constitute Seller's current suggested resale prices, as a general reference for the Definitive Supply Agreement. In the Definitive Supply Agreement, pricing is to be tied to a recognized and mutually agreed upon market index(es).

5.    Conditions Precedent. Entry into a subsequent Definitive Supply Agreement is contingent on Seller acquiring the prerequisite financing to build the commercial production facility commonly known as Madison Bay Harbor, located in Madison, South Dakota. The current projected timeline for the completion of such facility is approximately 24 months after groundbreaking.

6.    Term and Termination. This LOI will automatically terminate and be of no further force and effect upon the earlier of (i) execution of the Definitive Supply Agreement by Buyer and Seller or (ii) mutual agreement of Buyer and Seller. Notwithstanding anything in the previous sentence, Section 7, Section 9, and Section 11 shall survive the termination of this LOI and the termination of this LOI shall not affect any rights a Party has with respect to the breach of this LOI by the other Party prior to such termination.

7.    Governing Law. This LOI shall be governed by and construed in accordance with the laws of the State of Delaware.

8.    Exclusivity. In consideration of the expenses that Buyer has incurred and will incur in connection with the proposed Transaction, Seller agrees that until such time as this letter agreement has terminated in accordance with the provisions of Section 6 (such period, the "Exclusivity Period"), neither it nor any of its representatives, officers, employees, directors, agents, or stockholders (collectively, the "Seller Group") shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer from any person or group of persons other than Buyer and its affiliates (a "Distribution Proposal") to acquire, for resale or otherwise, Goods within the United States or Canada (other than direct-to-consumer e‑commerce transactions), provide any non-public information to any third party in connection with a Distribution Proposal, enter into an agreement or arrangement similar in nature to the Definitive Supply Agreement, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Transaction with Buyer. Immediately upon execution of this LOI, Seller shall, and shall cause the Seller Group to, terminate any and all existing discussions or negotiations with any person or group of persons other than Buyer and its affiliates regarding a Distribution Proposal.

9.    Confidentiality. This LOI, the matters discussed herein and information provided by one Party to the other in connection herewith (collectively, "Information") are confidential and shall not be disclosed by the receiving Party without the written consent of the other, except (a) to the extent that disclosure is required by law, or (b) to such Party's directors, officers, employees, advisers, agents, consultants, potential financing sources or other authorized representatives who (i) need to know such Information to assist the receiving Party in relation to the Transaction or Definitive Supply Agreement, (ii) are informed by the receiving Party of the confidential nature of the Information, and (iii) are instructed to comply with the terms and conditions of this LOI with respect to confidentiality. The receiving Party will be responsible for any breach of this Agreement by such representatives. Each Party and its representatives will not use the Information, or permit it to be access or used, for any purposes other than in relation to the Transaction or Definitive Supply Agreement. When disclosure is required, the Party making the disclosure shall provide notice of the intended disclosure to the other Party to the extent possible and shall take all reasonable steps to limit the extent of the disclosure to the minimum required to comply with its legal obligations. Buyer specifically acknowledges that Seller will disclose this LOI to potential financing sources related to the Seller and its potential production facilities without specific notice to Buyer. Seller specifically acknowledges that Buyer will disclose this LOI to sources related to potential buyers without specific notice to Seller.

Neither Party shall have any obligation with respect to any Information that is or becomes publicly available without fault of the Party receiving the Information.

10.    No Third-Party Beneficiaries. Nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this LOI.

11.    Expenses. Each of the Parties shall bear its respective costs, charges, and expenses for the business review, preparation, and negotiation of the Definitive Supply Agreement or incurred in connection with the transactions contemplated by this LOI, including, but not limited to, fees of their respective counsel, accountants, and other advisors or consultants.

12.    Miscellaneous. Neither this LOI nor any rights or obligations hereunder may be assigned, delegated, or conveyed by either Party without the prior written consent of the other Party. This LOI may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this LOI have been inserted for reference only and shall not be deemed to be a part of this LOI.

If you are in agreement with the terms set forth above and wish to proceed with negotiating a Definitive Supply Agreement for the proposed Transaction on that basis, please sign this LOI in the space provided below and return an executed copy to the attention of myself.

[Signature Page Follows]

Limson Trading, Inc.

/s/ Jagtar Nijjar

Name: Jagtar Nijjar

Title: General Manager

Date: 5 December 2020

The trū® Shrimp Company

/s/ Michael B. Ziebell

Michael B. Ziebell

President and Chief Executive Officer

Date: 3 December 2020

Exhibit A

The “Goods:”

●	Raw, Frozen Shrimp produced by trū Shrimp technology
○	Pacific White Legged Shrimp
○	Litopenaues vannamei
●	Grown and processed in the United States of America
●	Anti-biotic Free
●	No preserving chemicals used
●	Processed in an FDA approved facility and using FDA approved methods
●	Processed in various configurations
●	Grown and processed in eight (8) count per pound sizes
○	Seller to use its good offices to research operational and economic efficacy of targeting terminal harvest at 43-56-gram shrimp (<U15)
●	Provisional Packaging Configurations
○	2lb. Primary with 10 lb Master
○	1lb. Primary with 10 and/or 20 lb Master

Exhibit B

Shrimp Price Per Pound (Net/Net/Net)*

2 Pound Primary; 10 Pound Master Case**

FOB trū Shrimp Galley

Preparation	Configuration	Extra Small (61+ct)	Small (51-60 ct)	Medium (41-50 ct)	Large (31-40 ct)	Extra Large (26-30)ct	Jumbo (21-25 ct)	Extra Jumbo (16-20 ct)	Colossal (U15 ct)

IQF Frozen***	Head On	****	****	****	****	****	****	****	****
	Head Off, Deveined	****	****	****	****	****	****	****	****
	Head Off, Deveined, EZ Peel	****	****	****	****	****	****	****	****
	Head Off, Deveined, Peeled	****	****	****	****	****	****	****	****
	Head Off, Deveined, Peeled, Tail-Off	****	****	****	****	****	****	****	****

*Prices reflected are for years 1 & 2. Assumed configuration shown in shaded cells.

**Definitive cost per pound subject to agreed upon packaging configuration, style & material.

***Fresh pricing available upon request.